EXHIBIT 21.01
KELLOGG COMPANY
SUBSIDIARIES
(COMMON STOCK OWNERSHIP)
North America

Kellogg Company Subsidiaries
•	Argkel, Inc. — Delaware

•	Canada Holding LLC — Delaware

•	Gollek Inc. — Delaware

•	K (China) Limited — Delaware

•	K India Limited — Delaware

•	Kashi Company — California

•	Kelarg, Inc. — Delaware

•	Kellogg (Thailand) Limited — Delaware

•	Kellogg Asia Co., Ltd.

•	Kellogg Asia Inc. — Delaware

•	Kellogg Asia Marketing Inc. — Delaware

•	Kellogg Brasil, Inc. — Delaware

•	Kellogg Caribbean Inc. — Delaware

•	Kellogg Caribbean Services Company, Inc. — Puerto Rico

•	Kellogg Chile Inc. — Delaware

•	Kellogg Fearn, Inc. — Michigan

•	Kellogg Holding, LLC — Delaware

•	Kellogg International Holding Company — Delaware

•	Kellogg Latin America Finance, LLC — Delaware

•	Kellogg USA Inc. — Michigan

•	KFSC, Inc. — Barbados

•	K-One Inc. — Delaware

•	K-Two Inc. — Delaware

•	McCamly Plaza Hotel Inc. — Delaware

•	The Eggo Company — Delaware

•	Trafford Park Insurance Limited — Bermuda

•	Worthington Foods, Inc. — Ohio
Kellogg USA Inc Subsidiaries
•	Keebler Holding Corp — Georgia
Keebler Holding Corp Subsidiaries
•	Keebler Foods Company — Delaware
Keebler Foods Company Subsidiaries
•	Austin Quality Foods, Inc. — Delaware

•	BDH, Inc.— Delaware

•	Keebler Company — Delaware

•	Keebler Foreign Sales Corporation — Virgin Islands

•	Shaffer, Clarke & Co., Inc. — Delaware

1

Austin Quality Foods, Inc. Subsidiaries:
•	AQFTM, Inc. — Delaware

•	Cary Land Corporation — North Carolina
Keebler Company Subsidiaries
•	Godfrey Transport, Inc.— Delaware

•	Illinois Baking Corporation — Delaware

•	Kellogg IT Services Company — Delaware

•	Kellogg North America Company — Delaware

•	Kellogg Sales Company — Delaware
Kellogg Sales Company Subsidiaries
(d/b/a Kellogg’s Snacks d/b/a Kellogg’s Food Away From Home d/b/a Austin Quality Sales Company)
•	Barbara Dee Cookie Company, L.L.C. — Delaware

•	Famous Amos Chocolate Chip Cookie Company, L.L.C. — Delaware

•	Kashi Sales, L.L.C. — Delaware

•	Little Brownie Bakers, L.L.C. — Delaware

•	Mother’s Cookie Company, L.L.C.— Delaware

•	Murray Biscuit Company, L.L.C. — Delaware

•	President Baking Company, L.L.C.— Delaware

•	Specialty Foods, L.L.C. — Delaware

•	Stretch Island Fruit Sale L.L.C. — Delaware

•	Sunshine Biscuits, L.L.C.— Delaware
Worthington Foods, Inc.
•	Specialty Foods Investment Company — Delaware
Kellogg Talbot, Ltd. Subsidiaries
•	Keebler USA — Delaware
Keebler USA, Inc. Subsidiaries
•	Kellogg BC Holdings, LLC — Delaware
K-One Inc and K-Two Inc. Subsidiaries
•	SIA Kellogg Latvija (a/k/a Kellogg Latvia Inc.) (owned 50% by K-One, 49% by K-Two and 1% by Kellogg (Deutschland) GmbH) — Latvia
Canada Holding LLC Subsidiaries
•	3112111 Nova Scotia Company — Canada
311211 Nova Scotia Company Subsidiaries
•	Kellogg Canada Inc. — Canada
Kellogg Canada, Inc. Subsidiaries
•	Keeb Canada, Inc,. — Canada

2

Asia
Kellogg Company Subsidiaries
•	Kellogg (China) Limited — China (in liquidation process)

•	Kellogg (Japan) K.K. — Tokyo, Japan

•	Kellogg (Thailand) Limited — Thailand

•	Kellogg Asia Co., Ltd — Seoul, South Korea

•	Kellogg Asia Sdn. Bhd. — Malaysia

•	Kellogg Foods (Shanghai) Co. Ltd — China

•	Kellogg India Private Limited — India

•	Nhong Shim Kellogg Co. Ltd. — South Korea (90% Kellogg Company/10% Korean Partners)
Kellogg Canada Inc.
•	Kellogg Malaysia Manufacturing SDN BHD (Subsidiary of Kellogg Canada Inc.-ownership not confirmed)

1

Australia-New Zealand
Kellogg Company Subsidiaries
•	Kellogg Australia Holdings Pty Ltd, Pagewood, Australia

•	Kellogg Holding Australia LLC — Delaware

•	The Healthy Snack People Pty Limited — Carmahaven, NSW, Australia
Kellogg Australia Holdings Pty Ltd,
•	Kellogg (Aust.) Pty. Ltd. — Australia
Kellogg (Aust.) Pty. Ltd. Subsidiaries
•	Day Dawn Pty Ltd. — Australia

•	Kellogg (N.Z.) Limited — New Zealand

•	Kellogg Superannuation Pty. Ltd. — Sydney, Australia

1

Europe
Kellogg Company Subsidiaries
•	KELF Limited — England

•	Kellogg (Poland) Sp. Zo.o — Poland

•	Kellogg Netherlands Holding B.V. (formerly known as Aimaro Holding B.V.) — Netherlands

•	Kellogg UK Minor Limited — Manchester, England
KELF Limited Subsidiaries
•	Kellogg Talbot, Ltd. — Delaware
Kellogg International Holding Company Subsidiaries
•	Kellogg Holding Company Limited — Bermuda
Kellogg Holding Company Limited Subsidiaries
•	Kellogg Europe Company Limited — Bermuda

•	Kellogg Italia S.p.A. — Delaware
Kellogg Europe Company Limited Subsidiaries
•	Kellogg Lux I S.a.r.l. — Luxemburg

•	Kellogg Lux II S.a.r.l. — Luxemburg
Kellogg Lux I S.a.r.l. Subsidiaries
•	Kellogg Malta Limited — Malta

•	Kellogg Europe Trading Limited — Ireland

•	Kellogg Irish Holding Company Limited — Ireland

•	Kellogg Lux V S.a.r.l. — Luxemburg
Kellogg Europe Trading Limited Subsidiaries
•	Kellogg Med Gida Ticaret Limited Sirketi — Turkey (50% ownership)
Kellogg Irish Holding Company Limited Subsidiaries
•	Kellogg Lux III S.a.r.l. — Luxemburg
Kellogg Lux III S.a.r.l. Subsidiaries
•	Kellogg Group Limited — England and Wales

•	Kellogg (Deutschland) GmbH — Germany (10%)

•	Kellogg Group S.a.r.l. — Luxemburg (formerly known as Kellogg Lux IV S.a.r.l.)
Kellogg Group S.a.r.l.
•	Kellogg’s Produits Alimentaires, S.A.S. — France

•	Portable Foods Manufacturing Company Limited — England

•	Kellogg (Deutschland) GmbH — Germany (90%)

•	Kellogg Company of South Africa (Pty) Limited — South Africa

•	Nordisk Kellogg’s ApS — Denmark

•	Kellogg U.K. Holding Company Limited — England

1

Kellogg’s Produits Alimentaires, S.A.S. Subsidiaries
•	Gollek B.V. — Netherlands
Kellogg (Deutschland) GmbH Subsidiaries
•	Kellogg (Schweiz) GmbH — Switzerland

•	Kellogg (Osterreich) GmbH — Austria

•	Kellogg Services GmbH — Germany

•	Kellogg Manufacturing GmbH & Co. KG — Germany Limited Partnership (Kellogg Services GmbH-limited partner)
Kellogg U.K. Holding Company Limited Subsidiaries
•	Kellogg Company of Ireland, Limited — Ireland

•	Kellogg Espana, S.L. — Spain

•	Kellogg Management Services (Europe) Limited —England

•	Kellogg Manchester Limited — England

•	Kellogg Marketing and Sales Company (UK) Limited — England

•	Kellogg Supply Services (Europe) Limited — England
Kellogg Management Services (Europe) Limited Subsidiaries
•	Kellogg Company of Great Britain Limited — England
Kellogg Espana, S.L. Subsidiaries
•	Kellogg Manufacturing Espana, S.L. — Spain
Nordisk Kellogg’s ApS Subsidiaries
•	NK Leasing, Copenhagen, Denmark
Europe Dormant Subsidiaries
•	Favorite Food Products Limited — Manchester, England (subsidiary of Kellogg Great Britain)

•	Gebrueder Nielsen Reismuehlen und Staerke-Fabrik mit Beschraenkter Haftung -Bremen, Germany (subsidiary of Kellogg Deutschland)

•	Kelcone Limited — Aylesbury, England (subsidiary of Kellogg Great Britain)

•	Kelcorn Limited — Manchester, England (subsidiary of Kellogg Great Britain)

•	Kelmill Limited — Liverpool, England (subsidiary of Kellogg Great Britain)

•	Kelpac Limited — Manchester, England (subsidiary of Kellogg Great Britain)

•	Saragusa Frozen Foods Limited — Manchester, England (subsidiary of Kellogg Great Britain)

2

Latin America
Kellogg Company Subsidiaries
•	Alimentos Kellogg, S.A. — Venezuela

•	CELNASA (La Compania de Cereales Nacionales S.A.) — Ecuador

•	Kellman, S. de R.L. de C.V. — Mexico

•	Kellogg Argentina S.A. — Argentina

•	Kellogg Brasil & CIA — Brasil

•	Kellogg Chile Limited — Chile

•	Kellogg Company Mexico, S. de R.L. de C.V. — Mexico

•	Kellogg de Centro America, S.A. — Guatemala

•	Kellogg de Colombia, S.A. — Colombia

•	Kellogg de Mexico, S.A. de C.V. — Mexico

•	Kellogg de Peru, S.A.C. — Peru

•	Pronumex, S. de R.L. de C.V. — Mexico
Alimentos Kellogg, S.A. Subsidiaries
•	Gollek, S.A. — Venezuela (Dormant)
Gollek, Inc. Subsidiaries
•	Gollek Interamericas, S. de R.L., de C.V. — Mexico

•	Gollek Services, S.A. a/k/a Gollek Servicios, S.C. — Mexico
Kellogg Company Mexico, S. de R.L. de C.V.
•	Kellogg Servicios, S.C. — Mexico
Other
•	Argkel Servicios, S.C. — Mexico

•	Kellogg El Salvador S. de R.L. de C.V. — El Salvador

1